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                                                                    Exhibit 10.2

                                AMENDMENT TO THE
                           METROPOLITAN LIFE AUXILIARY
                           SAVINGS AND INVESTMENT PLAN



      The METROPOLITAN LIFE AUXILIARY SAVINGS AND INVESTMENT PLAN ("Plan") is hereby amended as follows:

1.    Article 7 of the Plan is hereby amended as follows:


      "Article 7 - Administration of the Plan

      7.1.  Plan Administrator's Interpretation Binding

            Metropolitan Life Insurance Company shall be the Plan Administrator with respect to this Plan. The Plan Administrator is empowered to take all actions it deems appropriate in administering this Plan. The Plan Administrator will develop, and distribute on request by a Plan Participant, claim procedures for obtaining benefits under this plan. These procedures will comply with applicable ERISA regulations.

            In the event of a difference of opinion between a Participant and the Plan Administrator with respect to the meaning or application of the provisions of the Plan, the Plan Administrator's final interpretation shall be set forth in writing to the Participant and shall be binding and conclusive. However, once a Change of Control (as defined in Article 10) has occurred, this Article 7 shall no longer apply to differences of opinion between the Plan Administrator and a Participant regarding the application of Article 10 of this Plan to a Participant or with regard to any rights or benefits protected under Article 10 of this Plan or otherwise accrued prior to the Change of Control including the vesting thereof.



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      7.2. Claims and Review Procedure. Claims for benefits and appeals of denied claims under the Plan shall be administered in accordance with
      Section 503 of ERISA, the regulations thereunder (and any other law that amends, supplements or supersedes said Section of ERISA), and the procedures adopted by the Plan Administrator, or its delegate, as appropriate. The claims procedures referenced above are incorporated herein by reference. The Plan shall provide adequate notice to any claimant whose claim for benefits under the Plan has been denied, setting forth the reasons for such denial, and afford a reasonable opportunity to such claimant for a full and fair review by the Plan Administrator of the decision denying the claim. Benefits will be paid under the Plan only if the Plan Administrator, or its delegate, determines in its discretion that the applicant is entitled to them."

      2.    This Amendment is effective January 1, 2003.

            IN WITNESS WHEREOF, the Company has caused this amendment to be executed in its name and behalf this 12th day of Aug., 2003 , by its officer thereunto duly authorized.


                                       Metropolitan Life Insurance Company

                                       By  /s/ James N. Heston
                                          --------------------------------
ATTEST:
/s/ Graham Cox
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